UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2005


                                   VOIP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Texas                        000-28985                   75-2785941
------------------------        ---------------------       -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)

         12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330
         --------------------------------------------------------------
           (Address of principal execute offices, including zip code)


                                 (954) 434-2000
                                 --------------
              (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

      Registrant filed a Form 8K on June 6, 2005, describing in Item 1.01 the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the Company with and into Caerus, Inc ("Caerus"). Pursuant to Item 9.01(a)(4) of Form 8-K, financial statements of the acquired businesses and financial statements are being filed by amendment hereby. This Amendment should be read in conjunction with the Form 8-K filed on June 6, 2005.


Item 9.01.  Financial Statements and Exhibits

INDEX

Independent Auditor's Report...................................................3

Consolidated Financial Statements:
   Balance Sheets..............................................................4
   Statements of Operations....................................................5
   Statements of Changes in Stockholders' Equity (Deficit).....................6
   Statements of Cash Flows....................................................8
   Notes to Financial Statements...............................................9
   Unaudited Pro Forma Consolidated Balance Sheets and Statements of
          Operations..........................................................20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Caerus, Inc.
Altamonte Springs, Florida


We have audited the accompanying consolidated balance sheets of Caerus, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2004 and for period May 15, 2002 (date of inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Caerus, Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the year ended December 31, 2004 and for the period May 15, 2002 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations, has a working capital deficit, and has significant unresolved litigation as discussed in Note 8 to the financial statements. These matters, among other things, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans related to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Moore Stephen Lovelace, P.A.

Certified Public Accountants

Orlando, Florida
July 25, 2005

                                  CAERUS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   Unaudited
                                                                    June 30       December 31,    December 31,
                                                                      2005            2004            2003
                                                                  ------------    ------------    ------------
CURRENT ASSETS
   Cash and cash equivalents                                      $     26,041    $     19,414    $     25,078
   Restricted cash                                                      60,000          60,224             196
   Accounts receivable                                                 276,533       2,098,598         358,522
   Note receivable - related party                                          --              --         179,974
   Supplies, deposits and prepaid expenses                             202,602          70,999         350,199
                                                                  ------------    ------------    ------------
                                       TOTAL CURRENT ASSETS            565,176       2,249,235         913,969
                                                                  ------------    ------------    ------------

PROPERTY AND EQUIPMENT
   Telecommunications equipment and computers                        9,064,542       6,390,973         732,205
   Furniture and fixtures                                               62,537          61,960          21,624
   Leasehold improvements                                              165,447         163,808         146,358
   Purchased and developed software                                    473,228         473,228         598,243
                                                                  ------------    ------------    ------------
                                                                     9,765,754       7,089,969       1,498,430
   Less accumulated depreciation and amortization                   (1,504,371)       (824,580)       (183,408)
                                                                  ------------    ------------    ------------
                                 NET PROPERTY AND EQUIPMENT          8,261,383       6,265,389       1,315,022
                                                                  ------------    ------------    ------------

OTHER ASSETS
   Goodwill                                                         29,674,557
   Deferred loan origination costs, net                                218,696         285,075              --
   Lease deposit and other                                              28,959          28,959          65,000
                                                                  ------------    ------------    ------------
                                               TOTAL ASSETS       $ 38,748,771    $  8,828,658    $  2,293,991
                                                                  ============    ============    ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued expenses                          $ 11,105,741    $  7,137,293    $    452,094
   Note payable                                                      5,130,818       6,006,899              --
   Due to parent company                                             3,331,933
   Convertible notes payable - related party                                --       1,830,000       1,050,000
   Deferred revenue and customer deposits                              542,750          38,750          60,576
                                                                  ------------    ------------    ------------
                                  TOTAL CURRENT LIABILITIES         20,111,242      15,012,942       1,562,670
                                                                  ------------    ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock - $.01 par value; 50,000,000 shares authorized;
     14,940,508 and 11,948,367 shares issued and outstanding,
       respectively                                                         --         149,405         119,484
   Preferred stock - $.01 par value; 25,000,000 shares
       authorized; -0- shares issued and outstanding                        --              --              --
   Additional paid-in capital                                       35,288,343       4,618,253       2,952,184
   Accumulated deficit                                             (16,650,814)    (10,951,942)     (2,340,347)
                                                                  ------------    ------------    ------------
                       TOTAL SHAREHOLDERS' EQUITY (DEFICIT)         18,637,529      (6,184,284)        731,321
                                                                  ------------    ------------    ------------
                   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 38,748,771    $  8,828,658    $  2,293,991
                                                                  ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                  Caerus, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        Development
                                                                                           Stage
                                                  Unaudited             Year           May 15, 2002
                                                  Six months           ended             through
                                                    ended            December 31,      December 31,
                                                June 30, 2005            2004              2003
                                                --------------     --------------     --------------
SALES                                           $    7,284,244     $   14,379,365     $    1,191,287

COST OF SALES                                        9,143,457         15,765,201            900,681
                                                --------------     --------------     --------------
                         GROSS PROFIT (LOSS)        (1,859,213)        (1,385,836)           290,606
                                                --------------     --------------     --------------
OPERATING EXPENSES
   Equipment and computer expenses                     301,131            603,189             97,068
   Office expenses                                      90,820            228,108            206,215
   Labor-related expenses                            1,339,355          2,973,070          1,214,240
   Professional fees                                   527,614            814,243            400,872
   Marketing                                           139,445            217,835             16,689
   Litigation settlement                                    --            326,205                 --
   Rent, utilities and security                         96,402            246,545            355,481
   Taxes and licenses                                   74,613             55,527             25,390
   Travel, lodging and entertainment                    88,838            163,555             90,928
   Depreciation and amortization                       746,170            641,172            183,409
   Asset impairment charge                                  --            299,122                 --
                                                --------------     --------------     --------------
                              TOTAL EXPENSES         3,404,388          6,568,571          2,590,292
                                                --------------     --------------     --------------
                        LOSS FROM OPERATIONS        (5,263,601)        (7,954,407)        (2,299,686)

OTHER EXPENSES
   Interest expense, net                              (440,284)          (657,238)           (19,654)
   Other expense, net                                    5,013                 50            (21,007)
                                                --------------     --------------     --------------
                                    NET LOSS    $   (5,698,872)    $   (8,611,595)    $   (2,340,347)
                                                ==============     ==============     ==============


The accompanying notes are an integral part of the consolidated financial statements.

                                  Caerus, Inc.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                    For The Year Ended December 31, 2004, and
      The Period May 15, 2002 (Date of Inception) Through December 31, 2003


                                                    Common Stock
                                                   $.01 Par Value            Additional                          Total
                                            ----------------------------      Paid-In        Accumulated     Stockholders'
                                               Shares          Amount         Capital          Deficit      Equity (Deficit)
                                            ------------    ------------    ------------    ------------     ------------

BALANCE - MAY 15, 2002                                --    $         --    $         --    $         --     $         --


ISSUANCE OF FOUNDER STOCK                      5,400,000          54,000              --              --           54,000


SALE OF COMMON STOCK                           6,186,592          61,866       2,721,909              --        2,783,775

ISSUANCE OF COMMON STOCK
FOR SERVICES                                     150,000           1,500          81,750              --           83,250

ISSUANCE OF COMMON STOCK
FOR PROPERTY AND EQUIPMENT                       211,775           2,118         148,525              --          150,643

NET LOSS                                              --              --              --      (2,340,347)      (2,340,347)
                                            ------------    ------------    ------------    ------------     ------------


BALANCE - DECEMBER 31, 2003                   11,948,367         119,484       2,952,184      (2,340,347)         731,321



ISSUANCE OF COMMON STOCK                         712,071           7,121         273,139              --          280,260

ISSUANCE OF COMMON STOCK
FOR DEBT                                       2,280,070          22,800       1,097,200              --        1,120,000

ISSUANCE OF STOCK WARRANTS IN CONNECTION
WITH SECURED NOTE PAYABLE                             --              --         218,813              --          218,813

EMPLOYEE STOCK OPTIONS - COMPENSATION
EXPENSE RECOGNIZED                                    --              --          76,917              --           76,917


NET LOSS                                              --              --              --      (8,611,595)      (8,611,595)
                                            ------------    ------------    ------------    ------------     ------------

BALANCE - DECEMBER 31, 2004                   14,940,508    $    149,405    $  4,618,253    $(10,951,942)    $ (6,184,284)
                                            ============    ============    ============    ============     ============

The accompanying notes are an integral part of the consolidated financial statements.

                                  Caerus, Inc.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                   (Unaudited)

                     For The Six Months Ended June 30, 2005


                                           Common Stock              Preferred Stock                                       Total
                                          $.01 Par Value              $.01 Par Value       Additional                  Stockholders'
                                     --------------------------   ----------------------     Paid-In     Accumulated      Equity
                                        Shares        Amount        Shares      Amount       Capital       Deficit       (Deficit)
                                     -----------   ------------   ----------   ---------   -----------  ------------   ------------
Balance -
December 31, 2004                     14,940,508   $    149,405           --   $      --   $ 4,618,253  $(10,951,942)  $ (6,184,284)

Issuance of preferred
stock for cash                                                       511,750       5,118       813,682                      818,800

Conversion of common stock
to preferred stock                    (7,289,445)       (72,894)   5,944,669      59,447        13,448                           --

Employee stock options -
compensation expense recognized                                                                 27,328                       27,328

Exchange of common stock,
options and warrants in
conjunction with the Merger
Agreement with VoIP, Inc.             (7,651,063)       (76,511)  (6,456,419)    (64,565)      141,075                           --

Recognition of goodwill in
conjunction with the Merger
Agreement with VoIP, Inc.                                                                   29,674,557                   29,674,557

Net loss                                                                                                  (5,698,872)    (5,698,872)
                                     -----------   ------------   ----------   ---------   -----------  ------------   ------------
Balance - June 30, 2005                       --   $         --           --   $      --   $35,288,343  $(16,650,814)  $ 18,637,529
                                     ===========   ============   ==========   =========   ===========  ============   ============


The accompanying notes are an integral part of the consolidated financial statements.

                                              Caerus, Inc.
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             Development
                                                              Unaudited                         Stage
                                                              Six months        Year         May 15, 2002
                                                                ended           ended          through
                                                               June 30,      December 31,    December 31,
                                                                 2005            2004            2003
                                                             -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                                    $(5,698,872)    $(8,611,595)    $ (2,340,34)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Litigation settlement                                                         326,205              --
   Depreciation and amortization                                 679,791         641,172         183,408
   Asset impairment charge                                                       299,122              --
   Amortization of deferred loan fees                             66,379          56,613              --
   Stock issued to Founder                                                            --          54,000
   Stock issued for services                                                          --          83,250
   Expense related to employee stock options                      27,328          76,917              --
   Forgiveness of related-party loan                                             415,323              --
   Changes in:
     Restricted cash                                                 224         (60,028)           (196)
     Accounts receivable                                       1,822,065      (2,066,281)       (358,522)
     Supplies, deposits and prepaid expenses                    (131,603)        279,200        (415,199)
     Other assets                                                                 36,041              --
     Accounts payable and accrued expenses                     3,968,448       6,685,199         452,094
     Deferred revenue                                            504,000         (21,826)         60,576
                                                             -----------     -----------     -----------
                    NET CASH USED IN OPERATING ACTIVITIES      1,237,760      (1,943,938)     (2,280,93)
                                                             -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                        (2,675,785)     (5,890,661)     (1,347,78)
   Additions to related-party loan                                              (235,349)       (179,974)
                                                             -----------     -----------     -----------
                    NET CASH USED IN INVESTING ACTIVITIES     (2,675,785)     (6,126,010)     (1,527,76)
                                                             -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from parent                                        3,331,933
   Repayment of convertible notes payable - related party     (1,830,000)
   Proceeds from borrowings                                                    8,900,000       1,050,000
   Repayment of note payable                                    (876,081)       (993,101)             --
   Proceeds from issuance of common stock                                        280,260       2,783,775
   Proceeds from issuance of preferred stock                     818,800
   Payments for loan origination costs                                          (122,875)             --
                                                             -----------     -----------     -----------
                NET CASH PROVIDED BY FINANCING ACTIVITIES      1,444,652       8,064,284       3,833,775
                                                             -----------     -----------     -----------
                                       NET CHANGE IN CASH          6,627          (5,664)         25,078
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                   19,414          25,078              --
                                                             -----------     -----------     -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                    $    26,041     $    19,414     $    25,078
                                                             ===========     ===========     ===========


The accompanying notes are an integral part of the consolidated financial statements.

                                  Caerus, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    For The Year Ended December 31, 2004 and
                 For The Period May 15, 2002 (Date of Inception)
                            Through December 31, 2003


NOTE 1 - DESCRIPTION OF BUSINESS

      Caerus, Inc. and subsidiaries (collectively referred to as the "Company") were incorporated on May 15, 2002 and are wholesale providers of advanced telecommunications technologies and services to carriers and service providers, including Inter Exchange Carriers ("IXCs"), Competitive Local Exchange Carriers ("CLECs"), Internet Service Providers, Cable Operators and Enhanced Voice and Data Service Providers. Through its wholesale-only model, the Company has positioned itself as a "carrier's carrier" and offers protocol-agnostic packet switched technologies to address the gap between traditional communications and "next generation" platforms.

      During the period May 15, 2002 (date of inception) to December 31, 2003, the Company was in the process of developing its resources, enhancing its proprietary technology, building a nationwide network with five physical interconnection points (cities), working with potential customers on testing its network, and attracting key engineering professionals; accordingly, the Company was considered to be a development stage enterprise. In January 2004, the Company became fully operational and management determined that the Company was no longer in a development stage.

      The Company offers a comprehensive suite of Internet Protocol ("IP")-based broadband packet voice services, IP and Time Division Multiplexing ("TDM") origination/termination services, IP PBX-hosted services, and unified messaging services that include enhanced voice and data solutions. The suite of services is complemented by a Service Creation Environment that enables the Company to develop custom applications and features "on the fly" for its customers.

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

      The Company has incurred significant losses and negative cash flows from operations since its inception. Additionally, the Company has a working capital deficit of $12,763,707 and an accumulated deficit of $10,951,942 at December 31, 2004. Management continues to undertake steps as part of a plan to attempt to improve liquidity and operating results with the goal of sustaining Company operations. These steps include seeking (a) to increase high-margin sales; and (b) to control overhead costs and operating expenses. Management plans, in this regard, to continue the implementation of a stabilized and fully operational network, adding recurring-revenue customers, attracting an experienced management team capable of building a profitable company, and securing funding to meet current obligations.

      There can be no assurance that the Company can successfully accomplish these steps. Accordingly, the Company's ability to continue as a going concern is uncertain and dependent upon continuing to achieve improved operating results and cash flows or obtaining additional financing. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For financial presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Restricted Cash and Letters of Credit

Certain cash is restricted to support standby letters of credit which, in turn, support operating license bonds required by several states' regulatory agencies. These standby letters of credit are generally in force for one year with automatic one-year extensions. Maximum draws available to the beneficiary as of December 31, 2004 were $60,000. If the Company was required to obtain replacement standby letters of credit as of December 31, 2004 for those currently outstanding, it is the Company's opinion that the replacement costs would not significantly vary from the present fee structure.

Accounts Receivable

Accounts receivable result from the sale of the Company's services, net of estimated allowances. The Company estimates an allowance for doubtful accounts based on a specific-identification basis. The Company had no allowance for doubtful accounts as of December 31, 2004 and 2003.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are calculated on a straight-line basis over the assets' useful lives, which range from three to ten years. Leasehold improvements are amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or other disposition of property, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is recognized in operations.

Under the Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use," the Company expenses computer software costs related to internal-use software that is incurred in the preliminary project stage. When the capitalization criteria of SOP 98-1 have been met, costs of developing or obtaining internal-use computer software are capitalized. The Company capitalized approximately $772,350 of costs incurred for internally developed software during the period from inception through December 31, 2004. Amortization of internal-use software over a 5-year estimated useful life commenced upon the software being placed in service beginning January 1, 2004. Amortization of internal-use software for the periods ended December 31, 2004 and 2003 was approximately $77,000 and $-0-, respectively. During 2004, the Company suspended a number of software development projects and, accordingly, recognized a related asset impairment charge of $299,122 in 2004.

Deposits

Deposits consist primarily of an equipment deposit, a refundable office lease deposit and various other deposits outstanding with service providers.

Deferred Revenue

Deferred revenue represents fees for services that have not yet met the criteria to be recognized as revenue.

Revenue Recognition

Revenue is recognized when earned. Revenue related to long distance, carrier access service and certain other usage-driven charges are billed monthly in arrears, and the associated revenues are recognized during the month of service.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financially reported amounts at each year-end, based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. As of December 31, 2004, the Company had a deferred tax asset of approximately $3,000,000, the components of which consisted primarily of the Company's net losses, fixed asset depreciation and stock-based compensation. Also at December 31, 2004, the Company had a net operating loss carryforward of approximately $11,000,000 for federal income tax purposes that will begin to expire in 2022, and that is subject to significant limitations based upon the occurrence of certain changes in ownership of the Company.

A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized. Due to recurring losses since inception and the resultant uncertainty of the realization of the tax loss carryforward, the Company has established a 100% valuation allowance against the carryforward benefit. Accordingly, no provision/benefit for income taxes has been included in these consolidated financial statements.

Concentration of Credit Risk

Financial instruments that may subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company has investment policies and procedures that are reviewed periodically to minimize credit risk.

One customer represented approximately 98% and 90% of the Company's accounts receivable as of December 31, 2004 and 2003, respectively, and approximately 91% and 95% of the Company's revenues for the year ended December 31, 2004 and for the period May 15, 2002 (date of inception) through December 31, 2003, respectively. The loss of this customer would have a significant adverse affect on the Company's operations.

Concentration of Supplier Risk

One supplier represented approximately 86% of the Company's accounts payable as of December 31, 2004, and approximately 94% of the Company's cost of sales for the year ended December 31, 2004 (see Note 8).

Stock-based Compensation

The Company uses the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the minimum value method.

Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant management estimates affect the carrying value of, among other things, internal-use software, cost of goods sold (see Note 7), the estimating of the fair value of the Company's common stock (see Note 3), and the evaluation of existing disputes and claims (see Notes 7 and 8).

Reclassifications

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentation.

NOTE 3 - CONVERTIBLE NOTES PAYABLE - RELATED PARTY

During 2003, the Company issued two one-year convertible notes to a stockholder of the Company, $1,050,000 and $70,000 of which were funded in the periods ended December 31, 2003 and 2004, respectively. These notes accrued interest at 12% per annum, with all interest and principal due in September and December 2004. These notes, which had certain anti-dilution provisions and which were collateralized by substantially all of the assets of the Company, were converted into common stock in May 2004 (see Note 6) and the convertible notes were cancelled and the principal amount was satisfied in full.

The Company determined the conversion rates based upon its evaluation of the Company's common stock on the issuance dates. The Company's evaluations were based upon, among other things, peer company valuations, industry and market conditions, the Company's current financial position, terms and conditions of funding available to the Company at the time of issuance, etc.

During 2004, the Company issued two one-year convertible notes to a stockholder of the Company, totaling $1,830,000. These notes accrue interest at 12% per annum, with monthly principal and interest payments originally scheduled through August and November 2004. Restrictive covenants pertaining to the note payable discussed in Note 4 to these financial statements precluded payment of scheduled principal and interest on these notes, therefore, these notes are currently due. However, the same covenants preclude payment until the note described in Note 4 to these financial statements is paid in full. These one-year notes are collateralized by substantially all of the assets of the Company (see Note 8).

Interest expense incurred with respect to these notes during the year ended December 31, 2004 and the period May 15, 2002 (date of inception) through December 31, 2003, was $122,223 and $19,653, respectively.

Interest payments made with respect to these notes during the year ended December 31, 2004 and the period May 15, 2002 (date of inception) through December 31, 2003, were $42,560 and $-0-, respectively.

NOTE 4 - NOTE PAYABLE

In June 2004, the Company secured a $15,000,000 debt facility and drew down the first $7,000,000 tranche primarily for the purpose of funding network equipment purchases. These borrowings are repayable over a three-year period and bear interest at 12.5% per annum. Additional borrowings under this facility are contingent upon, among other things, the Company raising certain levels of additional equity financing. The loan agreement contains customary covenants and restrictions and provides the lender the right to a perfected first-priority, secured interest in all of the Company's assets, as well as rights to preferred stock warrants (see Notes 6 and 8).

Interest paid under this debt facility during the year ended December 31, 2004, was $484,867.

The Company is currently in violation of several of the restrictive covenants in this debt facility. Although no default has been asserted against the Company, under the provisions of the facility, the lender has the right to call the related note payable due. Accordingly, the full amount of the note at December 31, 2004 has been classified as current.

NOTE 5 - NOTE RECEIVABLE - RELATED PARTY

During the period May 15, 2002 (date of inception) through December 31, 2004, the Company advanced $415,323 to an officer of the Company. In 2005, these advances were characterized as compensation and were forgiven; accordingly, their carrying value was reduced to zero at December 31, 2004. In addition, the Company agreed to pay the related federal income tax withholding of approximately $104,000 on behalf of the related party, which was accrued at December 31, 2004.

NOTE 6 - STOCKHOLDERS' EQUITY

In June 2002, the Company increased its authorized shares to 100,000 shares of $0.01 par value common stock. In July 2002, the Company increased its authorized shares to 3,000,000 shares of $0.01 par value common stock and approved a 2-for-1 common stock split. In October 2002, the Company increased its authorized shares to 6,000,000 shares of $0.01 par value common stock. In July 2003, the Company approved an additional 3-for-1 common stock split and an increase in the authorized shares of common stock to 18,000,000. The Articles of Amendment for this amendment were not filed with the state of Delaware until 2004. The accompanying consolidated financial statements and related notes present all of these amendments as if they were effected for all periods presented.

In 2002, 5,400,000 shares of common stock were issued to the founder of the Company. These shares were recorded at their par value.

In 2002, the Company issued 150,000 shares of its common stock for legal services provided to the Company, which were recorded at their estimated fair value of $83,250.

During the period May 15, 2002 (date of inception) through December 31, 2003, the Company issued 5,965,957 shares of its common stock and received net proceeds of $2,783,775. Offering costs related to these sales consisted of the issuance of an additional 220,635 shares of the Company's common stock.

During the period May 15, 2002 (date of inception) through December 31, 2003, the Company issued 211,775 shares of its common stock in consideration for leasehold improvements and equipment, of which 190,211 of the shares were issued to the founder of the Company. These shares were recorded at their estimated fair value of $150,643.

In May 2004, $1,120,000 of convertible notes payable to a shareholder were converted into 2,280,070 shares of common stock.

In May and August 2004, the Company issued 500,000 and 212,071 shares of its common stock for cash of $100,000 and $180,260, respectively.

In May 2004, the Company authorized the issuance of up to 25,000,000 shares of $.01 par value preferred stock, the terms of which will be decided upon by the Company's Board of Directors.

In August 2004, the Company approved increasing the authorized common stock to 50,000,000 shares. However, the related state filing has yet to be effected.

Rights to Convert to Preferred Stock

At December 31, 2004, related parties held 12,989,445 shares of common stock that had the right to be converted into preferred shares; however, as of December 31, 2004, no shares of preferred stock had been issued by the Company (see Note 8).

Stock Options

During October 2004, the Board approved the Company's 2004 Stock Option Plan (the "Plan"), whereby 4,000,000 shares of the Company's common stock were reserved for issuance under the Plan to selected directors, officers, employees and consultants of the Company. As of December 31, 2004, options to purchase 2,164,969 shares of common stock for $0.85 per share were issued and outstanding under the Plan. These options expire ten years from the date of issuance. They vest from 36 to 48 months of employment following the date of option issuance. These options had an estimated fair value of $330,599 at the date of grant, using the minimum-value method with the following assumptions:

                       Expected life (in years)    10.0
                       Risk-free interest rate      2.0%
                       Dividend yield               0.0%


Related 2004 compensation expense was $76,917, determined by amortizing the options' estimated fair value at grant date over their vesting period. The weighted average remaining contractual life of the options outstanding at December 31, 2004 was 9.8 years (see Note 8). The Company had no stock options outstanding at December 31, 2003.

Stock Warrants

In 2004, the Company granted a series of warrants to purchase shares of preferred stock, the specific terms of which had yet to be determined, at an exercise price of $0.85 per share, in conjunction with the long-term note payable issuance (see Note 4). These warrants expire at the earlier of ten years from their issuance date, or five years after a potential initial public securities offering. At the warrant holder's election, these warrants may be exercised on a non-cash basis whereby the warrant holder uses the surplus of the preferred stock's then-fair market value per share over the $0.85 exercise price as payment for the preferred stock purchased under these warrants.

These warrants had estimated fair values totaling $218,813 at their grant dates, recognized as additional paid-in capital and deferred loan origination costs, using the minimum-value method with the following assumptions:

                       Expected life (in years)    10.0
                       Risk-free interest rate      2.0%
                       Dividend yield               0.0%

Additional information pertaining to these warrants issued and outstanding at December 31, 2004 is as follows:

                              Date Granted             Shares
                 ---------------------------------    ---------

                               June, 2004             1,235,294
                              August, 2004              766,020
                             October, 2004              383,010
                                                      ---------
                      Total Issued and Outstanding    2,384,324
                                                      =========

Also in conjunction with the long-term note payable issuance (see Note 4), the Company granted warrants to purchase up to $1.0 million of common or preferred stock that may be issued in conjunction with any future securities offering of at least $5.0 million, upon the same price and conditions as afforded to third-party investors in said potential securities offering.

In August 2004, the Company issued warrants to purchase 150,000 shares of common stock to a former employee whose employment was terminated in June 2004. Such warrants are exercisable at $0.85 per share, and expire on June 26, 2006. The Company had no stock warrants outstanding at December 31, 2003.

NOTE 7 -      OTHER COMMITMENTS AND CONTINGENCIES

Operating Leases

In August 2002, the Company entered into an operating lease for office space, which expires in February 2008. Approximate minimum future lease payments due under this operating lease, are as follows:

                        Year Ending
                        December 31,             Amount
                        ------------            --------
                            2005                $196,000
                            2006                $202,000
                            2007                $208,000
                            2008                $ 35,000

During the year ended December 31, 2004 and the period May 15, 2002 (date of inception) through December 31, 2003, $172,700 and $234,000, respectively, were charged to operations for rent expense related to this operating lease.

Legal and Regulatory Proceedings

The Company's 100%-owned subsidiary, Volo Communications, Inc., settled its breach of contract dispute related to a 2003 "take or pay" sales contract with the Company. In connection with this settlement, the Company wrote off its previously recorded account receivable of $326,205 in 2004.

Vendor Dispute

Certain transport and termination costs incurred by the Company are recorded at vendor invoice amount less any amounts that have been formally disputed, for which the Company expects to receive a credit. Disputed amounts are based upon management's detailed review of vendor call records and contract provisions; accordingly, the recorded transport and termination costs represent management's estimates of what is ultimately due and payable. During the year ended December 31, 2004, and the period May 15, 2002 (date of inception) through December 31, 2003, $4,500,000 and $2,500,000, respectively, of one vendor's charges were formally disputed. As of December 31, 2004, approximately $4,759,000 remained in dispute and are, therefore, not included in the accompanying financial statements (see Note 8). Differences between the disputed amounts and final settlements, if any, are reported in operations in the year of settlement.

Other

Telecommunications industry revenues are subject to statutory and regulatory changes, interpretations of contracts, etc., all of which could materially affect our revenues. Generally, our customers have sixty days from the invoice date to dispute any billed charges. Management reviews all billings for compliance with applicable rules, regulations and contract terms and believes that it is in compliance therewith; accordingly, no allowance has been recorded in the accompanying financial statements for potential disputed charges.

NOTE 8 - SUBSEQUENT EVENTS

Capital Stock Transactions

In February 2005, the Company issued 511,750 shares of Series B preferred stock for $818,800 cash. In May 2005, 7,289,445 shares of common stock were converted into 5,944,669 shares of Series A preferred stock. Both Series A and Series B preferred stock are convertible into common stock, and they carry voting rights equal to the equivalent number of common shares into which they are convertible. Also, both Series A and Series B preferred stock contain equal and ratable dividend and liquidation preferences over common stock.

Litigation

On April 8, 2005, Volo Communications, Inc. ("Volo") (a wholly-owned subsidiary of Caerus, Inc.) filed suit against MCI Worldcom Network Services, Inc. d/b/a UUNET ("MCI"). Volo alleges that MCI engaged in a pattern and practice of over-billing Volo for the telecommunications services it provided pursuant to the parties' Services Agreement, and that MCI refused to negotiate such overcharges in good faith. Volo also seeks damages arising out of MCI's alleged fraudulent practice of submitting false bills by, among other things, re-routing long distance calls over local trunks to avoid access charges, and then billing Volo for access charges that were never incurred. On April 4, 2005, MCI declared Volo in default of its obligations under the Services Agreement, claiming that Volo owes a past due amount of $8,365,980 through March, 2005, and threatening to terminate all services to Volo within 5 days. On April 12, 2005, MCI terminated all services to Volo. By these actions, Volo alleges claims for (1) breach of contract; (2) fraud in the inducement; (3) primary estoppel; and (4) deceptive and unfair trade practices. Volo also seeks a declaratory judgment that (1) MCI is in breach of the Services Agreement; (2) $8,365,980 billed by MCI is not "due and payable" under that agreement; and (3) MCI's default letter to Volo is in violation of the Services Agreement. Volo seeks direct, indirect and punitive damages in an amount to be determined at trial.

On May 26, 2005, MCI filed an Answer, Affirmative Defenses, Counterclaim and Third-Party Complaint naming Caerus, Inc. as a third-party defendant. MCI asserts a breach of contract claim against Volo, a breach of guarantee claim against Caerus, Inc., and a claim for unjust enrichment against both parties, seeking an amount to be determined at trial. On July 11, 2005, Volo and Caerus, Inc. answered the counterclaim and third-party complaint, and filed a third-party counterclaim against MCI for declaratory judgment, fraud in the inducement, and breach of implied duty of good faith and fair dealing. Volo and Caerus, Inc. seek damages in an amount to be determined at trial. MCI has filed a motion to strike certain of Caerus' affirmative defenses and a motion to dismiss Caerus' counterclaims. Discovery should commence shortly. While management is optimistic about the outcome of this litigation, it is currently unable to assess the ultimate likelihood of a favorable or unfavorable outcome; accordingly, no related provision or liability has been made in the accompanying financial statements.

Merger

On May 31, 2005, the Company consummated an Agreement and Plan of Merger ("Merger Agreement") with VoIP, Inc. ("VoIP") (OTCBB:VOII.OB), whereby 100% of Caerus, Inc.'s common and preferred stock, stock options and warrants were exchanged for the common stock of a wholly-owned subsidiary of VoIP. The VoIP subsidiary's name was then changed to Caerus, Inc. Also in conjunction with this merger, the holder of the $1,830,000 notes payable at December 31, 2004 referred to in Note 3 agreed to exchange those notes plus accrued interest for an equivalent number of shares of VoIP common stock valued at $1.23 per share.

                           VOIP, INC. AND SUBSIDIARIES
  UNAUDITED PRO FROMA CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS

The Following unaudited pro forma condensed combined statement of operation is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of VoIP, INC. ("VoIP" or the "Company"), and Caerus, Inc. ("Caerus"). On June 1, 2005, the Company, and Caerus announced the closing of the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the Company with and into Caerus, with Caerus as the surviving corporation (the "Merger"). The Merger was completed pursuant to an Agreement and Plan of Merger (the "Merger Agreement'), executed on May 31, 2005.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of the Company and Caerus as if the merger was consummated on December 31, 2004.

The unaudited pro forma condensed statement of operations for the six months ended June 30, 2005 gives effect to the merger of Caerus and the Company with the conversion of all Caerus capital stock into 16,434,470 shares of common stock, par value $0.001, of the Company.

The unaudited pro forma condensed combined statements of operations assume that the Merger was consummated at the beginning of the respective period.

The unaudited pro forma condensed combined statement of operations have been prepared based on currently available information and assumptions that are deemed appropriate by the Company's management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the consolidated financial position at any future date or the combined financial results of the Company and Caerus for any future period.

                                    VoIP Inc.
                  Unaudited Proforma Consolidated Balance Sheet
                                December 31, 2004
--------------------------------------------------------------------------------


                                                       VoIP, Inc.     Caerus, Inc.       Elim's         Consol
                                                      ------------    ------------    ------------   ------------
                                     ASSETS

 Current Assets:
       Cash and cash equivalents                      $  1,141,205    $     79,638                   $  1,220,843
       Accounts receivable, net                            818,071       2,098,598                      2,916,669
       Due from related parties                            245,402              --                        245,402
       Inventory                                           187,451              --                        187,451
       Assets from discontinued operations                 412,419              --                        412,419
       Other current assets                                 43,702          70,999                        114,701
                                                      ------------    ------------    ------------   ------------
 Total Current Assets                                    2,848,250       2,249,235              --      5,097,485
                                                      ------------    ------------    ------------   ------------

 Property and equipment, net                               419,868       6,265,389                      6,685,257
 Intangibles / Goodwill                                  6,923,854              --      25,576,959 a   32,500,813
 Other assets                                               23,580         314,034                        337,614
                                                      ------------    ------------    ------------   ------------
 TOTAL ASSETS                                         $ 10,215,552    $  8,828,658    $ 25,576,959   $ 44,621,169
                                                      ============    ============    ============   ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
       Accounts payable and accrued expenses          $  1,224,974    $  7,137,293                   $  8,362,267
       Bank loans and notes payable                        760,000       6,006,899                      6,766,899
       Notes payable - related party                            --       1,830,000                      1,830,000
       Liabilities from discontinued operations                 --              --                             --
       Other current liabilities                           123,140          38,750                        161,890
                                                      ------------    ------------    ------------   ------------
 Total Liabilities                                       2,108,114      15,012,942              --     17,121,056
                                                      ------------    ------------    ------------   ------------


 Shareholders' equity:
 Common stock - $0.001 par value                            24,259         149,405        (132,971)b       40,693
 Additional paid-in capital                             12,722,565       4,618,253      14,757,988 b   32,098,806
 Accumulated deficit                                    (4,639,386)    (10,951,942)     10,951,942 b   (4,639,386)
                                                      ------------    ------------    ------------   ------------
 Total shareholders' equity                              8,107,438      (6,184,284)     25,576,959     27,500,113
                                                      ------------    ------------    ------------   ------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 10,215,552    $  8,828,658    $ 25,576,959   $ 44,621,169
                                                      ============    ============    ============   ============


The accompanying notes are an integral part of these pro forma financial statements

                                    VoIP Inc.
             Unaudited Proforma Consolidated Statement of Operations
                      For the Year Ended December 31, 2004
--------------------------------------------------------------------------------

                                                 VoIP, Inc.     Caerus, Inc.       Elim's         Consol
                                                ------------    ------------    ------------   ------------
Revenues                                        $  2,619,393    $ 14,379,365                   $ 16,998,758

Cost of Sales                                      1,870,269      15,103,149                     16,973,418
                                                ------------    ------------    ------------   ------------

Gross Profit (Loss)                                  749,124        (723,784)             --         25,340
                                                ------------    ------------    ------------   ------------

Operating expenses
       Compensation and related expenses           2,721,296       2,973,070                      5,694,366
       General and administrative expenses         2,187,878       4,347,875                      6,535,753
                                                ------------    ------------    ------------   ------------

Loss from operations                              (4,160,050)     (8,044,729)             --    (12,204,779)

Interest & other expenses                                 --         566,866                        566,866
                                                ------------    ------------    ------------   ------------

Loss from continuing operations before income
       taxes and discontinued operations          (4,160,050)     (8,611,595)             --    (12,771,645)

Provision for income taxes                                --              --                             --
                                                ------------    ------------    ------------   ------------

Net loss before discontinued operations           (4,160,050)     (8,611,595)             --    (12,771,645)

Income (Loss) from discontinued operations           145,311              --                        145,311
                                                ------------    ------------    ------------   ------------

Net Loss                                        $ (4,014,739)   $ (8,611,595)   $         --   $(12,626,334)
                                                ============    ============    ============   ============


The accompanying notes are an integral part of these pro forma financial statements

                                    VoIP Inc.
             Unaudited Proforma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 2005
--------------------------------------------------------------------------------

                                                 VoIP, Inc.     Caerus, Inc.       Elim's         Consol
                                                ------------    ------------    ------------   ------------

Revenues                                        $  3,267,421    $  7,284,244                   $ 10,551,665

Cost of Sales                                      2,439,304       9,143,457                     11,582,761
                                                ------------    ------------    ------------   ------------

Gross Profit (Loss)                                  828,117      (1,859,213)             --     (1,031,096)
                                                ------------    ------------    ------------   ------------

Operating expenses                                 4,647,148       3,839,659                      8,486,807

Loss from operations                              (3,819,031)     (5,698,872)             --     (9,517,903)
                                                ------------    ------------    ------------   ------------


Loss before income taxes
                                                  (3,819,031)     (5,698,872)             --     (9,517,903)

Provision for income taxes                                --              --                             --
                                                ------------    ------------    ------------   ------------

Net Loss                                        $ (3,819,031)   $ (5,698,872)   $         --   $ (9,517,903)
                                                ============    ============    ============   ============

Basic and diluted loss per share:                                                              $      (0.35)
                                                                                               ============

Weighted average number of shares outstanding                                                    26,940,458
                                                                                               ============


The accompanying notes are an integral part of these pro forma financial statements

                           VOIP, INC. AND SUBSIDIARIES
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

(1)   VOIP, INC. BASIS OF PRESENTATION

      Historical financial information for VoIP, INC. as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 and the year ended December 31, 2004 has been derived from VoIP, Inc.'s historical statements.

      CAERUS, INC. BASIS OF PRESENTATION

      Historical financial information for Caerus, Inc. as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 and the year ended December 31, 2004 has been derived from Caerus, Inc.'s historical statements.

(2)   VOIP, INC. AND CAERUS, INC. MERGER

      On June 1, 2005, the Company, and Caerus, Inc. announced the closing of the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the Company with and into Caerus, Inc. with Caerus, Inc. as the surviving corporation (the "Merger"). The Merger was completed pursuant to an Agreement and Plan of Merger (the "Merger Agreement'), executed on May 31, 2005 by the conversion of all Caerus, Inc. capital stock into 16,434,470 shares of common stock, par value $0.001, of the Company.


(3)   PRO FORMA BALANCE SHEET ADJUSTMENTS

      Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the merger of the Company and Caerus, Inc.

      A Goodwill is the excess of the purchase price, based on the market value of the 16,434,470 shares issued, over the book value of Caerus, Inc. on May 31, 2005. As listed in the following table:


      Total paid in VoIP, Inc stock and warrants                     16,434,470
      VoIP share market value - close of Market on May 31, 2005     $      1.18
                                                                    -----------
      Total cost of Caerus, Inc. to VoIP, Inc.                      $19,392,675
      Plus: Negative equity of Caerus, Inc. as of May 31, 2005       10,281,881
                                                                    -----------
      Goodwill                                                      $29,674,557
                                                                    ===========


      B Adjustments to eliminate Caerus, Inc. stockholders' equity accounts, and reflect new VoIP, Inc. common shares issued.

(4)   PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS None were required.


(5)   ACQUISITION APPRAISAL

      The Company is in the process of obtaining a professional appraisal of the Caerus, Inc. acquisition. The acquisition created Goodwill in the amount of $29,674,557. If the appraisal indicates that amount would best be allocated between Goodwill, other intangible assets and/or paid in capital the appropriate adjustment will be made.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005                      VoIP, INC.
                                           (Registrant)

                                        By: /s/ Steven Ivester
                                           -------------------------------------
                                           Steven Ivester
                                           President and Chief Executive Officer